Exhibit 99.1
FOR IMMEDIATE RELEASE
MOBILE MINI, INC. REPORTS RECORD FOURTH QUARTER AND EXPANDED CREDIT FACILITY;
ALSO ANNOUNCES TWO-FOR-ONE STOCK SPLIT, JEFFREY S. GOBLE JOINS THE BOARD AND
MANAGEMENT AFFIRMS 2006 GUIDANCE
Tempe, AZ – February 23, 2006 — Mobile Mini, Inc. (NASDAQ National Market: MINI) today reported record financial results for the fourth quarter and record GAAP and pro forma financial results for the year ended December 31, 2005.
Fourth Quarter 2005 vs. Fourth Quarter 2004
•	Total revenues increased 22.7% to $57.9 million from $47.2 million;

•	Lease revenues increased 23.5% to $53.2 million from $43.1 million;

•	Lease revenues comprised 91.9% of total revenues versus 91.2%;

•	Net income was $9.8 million or $0.63 per diluted share, up 38.8% as compared to $7.1 million or $0.47 per diluted share;

•	EBITDA (earnings before interest expense, tax, depreciation, amortization) of $25.1 million, up 24.3% compared to $20.2 million last year; and,

•	Operating margin increased to 37.4% from 36.3%.
Other Fourth Quarter Highlights
•	The internal growth rate (the increase in leasing revenues at locations open one year or more, excluding acquisitions at those locations) was 22.6%, up from 22.2% in the fourth quarter of 2004;

•	The average utilization rate was 85.8%, up from 85.6% for the fourth quarter of 2004 and;

•	Yield (total lease revenues per unit on rent) improved 6.8% compared to last year’s fourth quarter;

•	The average number of units on rent was up 15.6% from one year earlier; and,

•	Funded debt to EBITDA ratio improved to 3.5:1 compared to 4.2:1 a year earlier.
2005 Performance Highlights
•	Revenues reached $207.2 million; pro forma EBITDA totaled $88.8 million and pro forma diluted earnings per share were $2.11 (See the table below and the related footnotes for an explanation of the pro forma adjustments.);

•	Internal growth for 2005 was 25.3% compared to 16.0% in 2004;

•	The average utilization rate was 82.9% compared to 80.7% in 2004;

•	Yield rose 7.4% compared to 2004 while the average number of units on rent for 2005 was up 17.2% over the prior year;

•	The lease fleet grew 15.5% to over 116,300 units from 100,700 units one year earlier.
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Mobile Mini, Inc. News Release February 23, 2006	Page 2
Year Ended December 31, 2005
(in 000’s except for earnings per share)
(includes effects of rounding)

	Pro forma	Hurricane	Other Income(2)	Income Tax	Actual
		Katrina(1)		Benefit(3)
Revenues	$207,170	$—	$—	$—	$207,170
EBITDA	88,789	(1,710)	3,160	—	90,239
Pre tax income (loss)	52,758	(1,710)	3,160	—	54,208
Net income (loss)	32,584	(1,043)	1,927	520	33,988
Diluted EPS	$2.11	$(0.07)	$0.13	$0.03	$2.20

(1)	Hurricane Katrina expense represents our estimated damages resulting from the losses we sustained, primarily at our New Orleans, LA, branch, where operations were the most severely affected. The loss includes certain limited insurance reimbursements that have already been received under our insurance policies. Pro forma results exclude Hurricane Katrina expense of $1.7 million ($1.0 million after tax).

(2)	Other income represents net proceeds of a settlement agreement pursuant to which a third party reimbursed Mobile Mini for losses sustained in two lawsuits that arose in connection with the acquisition in April 2000 of a portable storage business in Florida. Pro forma results exclude other income of $3.2 million ($1.9 million after tax).

(3)	Income tax provision includes a $520,000 benefit, or $0.03 per diluted share, due to the recognition of certain state net operating loss carry forwards that were previously scheduled to expire in 2005 and 2006, that management now believes are recoverable. Management reached this conclusion due to the significantly improved results of operations achieved in 2005 and expected in 2006. Pro forma results exclude this tax benefit.
$350 Million Revolving Credit Line
Separately, Mobile Mini reported that it has modified its credit agreement which is now a five-year, $350 million revolving line of credit with Deutsche Bank, AG, as Agent for the lending group. The transaction was arranged by Deutsche Bank Securities Inc. and Bank of America Securities, LLC. This modification represents a 40% increase to Mobile Mini’s existing $250 million credit facility. In addition, Mobile Mini may, without lenders’ consent, increase the line by another $75 million. The borrowing rate under the modified revolver has been reduced and will initially be LIBOR plus 1.5%; and the key financial covenants, including funded debt to EBITDA and fixed-charge coverage ratio, do not apply as long as Mobile Mini maintains borrowing availability above certain pre-determined levels.
Lawrence Trachtenberg, Executive Vice President & CFO noted, “The $100 million increase in our borrowing capacity, plus the ability to increase this line by another $75 million, give us far greater flexibility to take advantage of expansion opportunities, whether it be by enlarging the lease fleet, entering new markets by establishing de novo branches or by acquiring revenue-generating storage assets in new markets. Today, we have approximately $175 million of outstanding borrowings under the modified credit facility, giving us at least $170 million of immediate additional availability.”
Two-For-One Stock Split
Mobile Mini’s Board of Directors approved a two-for-one stock split, to be effected as a 100 percent stock dividend, payable on March 10, 2006 to shareholders of record as of the close of business on March 6, 2006. Mr. Trachtenberg noted, “This action was taken to increase the number of shares in the public float available for trading and enhance the potential for broader ownership of our common stock by improving liquidity. After this distribution, there will be approximately 30.6 million shares of common stock outstanding.” This press release excludes the effect of the stock split, which will be reflected in the Company’s financial statements that will be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which will be filed on or before March 16, 2006.
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Mobile Mini, Inc. News Release February 23, 2006	Page 3
Favorable Trends Continue in 2006
Steven Bunger, Chairman, President & CEO of Mobile Mini, stated, “The new year has started on a very strong note for Mobile Mini and it appears that the favorable trends of the past two years are continuing. Through mid-February, the number of units on rent is running 15% ahead of this time last year and as a result, our utilization rate is 80%, which for the slowest seasonal time in our business, is very satisfying. As was the case last February, returns from short-term holiday season retail customers declined as a percentage of our lease fleet. That is again because of strong demand from our prime customers, namely companies and organizations which utilize long-term portable storage units and wooden offices as part of their operations. Our utilization rate is also benefiting from our 2005 fleet optimization program and we anticipate that it will also enhance return on investment over the near and long run.”
Discussing the outlook for the current year, Mr. Bunger noted, “We remain very optimistic about our performance for 2006 and based upon current indicators, we are affirming the guidance we reported in December, namely:
•	An internal growth rate of between 13% and 15%;

•	Pro forma EBITDA in the $105 million to $107 million range;

•	Pro forma net income of between 18% and 23% ahead of 2005 pro forma net income; and,

•	Pro forma diluted earnings per share (EPS) in the $2.32 to $2.42 range. 2006 pro forma diluted EPS guidance has been calculated on an approximately 5% more diluted shares than in 2005, but does not give effect to the 2-for-1 stock split announced today.
2006 Pro Forma Guidance Excludes:
•	The Adoption of SFAS 123(R): Effective January 1, 2006, the Company has adopted SFAS 123(R) “Share-Based Payment,” a new accounting pronouncement requiring the expensing of stock based compensation. The Company has elected to apply this standard using the modified-prospective method of adoption allowed under this pronouncement, and therefore not restate prior year results. Mobile Mini’s pro forma earnings guidance for 2006 excludes approximately $0.12 per diluted share after tax to reflect the impact of SFAS 123(R). Including the impact of SFAS 123(R), Mobile Mini’s 2006 diluted EPS guidance is in the $2.20 to $2.30 range (pre-stock split).
First Quarter 2006 Guidance
Mr. Bunger continued, “Based upon internal growth of approximately 18% to 19%, we can look forward to EBITDA of approximately $22.5 million to $23.0 million and diluted EPS in the $0.47 to $0.49 range, before accounting for a charge of approximately $0.03 related to the impact of SFAS 123(R) and without giving effect to the 2-for-1 stock split announced today.”
EBITDA and pro forma financial measures, including those that are forward-looking, are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. The method of reconciliation of these measures to the most directly comparable GAAP financial measures can be found in the Company’s report on Form 8-K filed with the SEC on the date of this release.
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Mobile Mini, Inc. News Release February 23, 2006	Page 4
Mobile Mini’s Business Model
Mobile Mini’s business model involves the expenditure of substantial fixed costs at all of its 51 locations in order to develop an infrastructure to support growth. Operating margins increase when containers on lease at existing locations increase. While newer locations produce lower operating margins until they increase their containers on lease, they are also the catalyst for growth in lease revenue and earnings as they mature. The table below shows operating margins and the return on the invested capital at our various branches sorted by the year they began operations. It illustrates the profitability of branches once they are firmly established. It also shows that older branches produced healthy returns on invested capital.

	Operating Margin %		After Tax Return on
Year Branch	(after corporate allocation)		Invested Capital (NOPLAT)
Established	12 months ended Dec. 31,		12 months ended Dec. 31,

	2004	2005	2004	2005
		Pro forma		Pro forma
Pre-1998 total	39.4%	42.0%	16.0%	17.7%
1998	40.4%	44.8%	14.3%	17.3%
1999	21.3%	26.6%	7.0%	8.9%
2000	31.1%	35.4%	10.4%	12.7%
2001	25.6%	34.3%	8.6%	12.4%
2002	17.1%	27.0%	5.9%	9.5%
2003	(1.6)%	23.4%	(0.7)%	8.3%
2004	(13.3)%	(7.2)%	(6.7)%	(3.0)%
2005	N/A	N/A	N/A	(21.5)%
All Branches	32.6%	36.6%	12.0%	14.0%

Jeffrey S. Goble Joins Board of Directors
Mobile Mini also announced that Jeffrey S. Goble has joined its Board of Directors. He was elected by the Board to fill an existing vacancy. Mr. Goble is President of Medegen Holdings, LLC’s Medical Manufacturing Services Division which develops and manufactures specialty infusion therapy medical devices and provides contract manufacturing services for medical device and pharmaceutical OEMs. From 2001 to 2003, Mr. Goble was Medegen’s Corporate Vice President of Strategic Business Development. Medegen was founded when Mr. Goble, along with other current Medegen executives, executed a management-led buy-out of certain operations of the Tech Group Inc. in 2001.
Before co-founding Medegen as an independent company, Mr. Goble was Vice President-General Manager of the Tech Group’s North American contract manufacturing division. Mr. Goble joined the Tech Group in 1996 as Vice President-General Manager and established its Customer/Engineering Center. By 1999 he became Vice President-General Manager of Tech Group North America and Tech Group Medical Manufacturing Services. Earlier, Mr. Goble held various marketing and operational management positions in the general merchandise distribution industry. He currently serves on the Boards of Vantage Mobility International and the Young President’s Organization (Arizona Chapter) and holds a B.S. Degree in Political Science from Arizona State University.
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Mobile Mini, Inc. News Release February 23, 2006	Page 5
Commenting on the appointment of Jeff Goble, Mr. Bunger stated, “Jeff adds outstanding business, financial and organizational skills to our Board. He also brings exceptional manufacturing experience as well as entrepreneurial drive and energy. We are exceptionally fortunate to have such a distinguished and accomplished executive as our new Mobile Mini director.”
With Mr. Goble joining the Board, the vacancy created when Barry J. Feld resigned his seat last November, has been filled and there are again six directors, of which four are independent directors under SEC and Nasdaq guidelines.
Conference Call
As previously announced, Mobile Mini will host a conference call today, Thursday, February 23, 2006 at 11 am ET to review these results and recent corporate developments. To listen to the live call, please go to www.mobilemini.com and click on the Investor Relations section. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call can be accessed for approximately 14 days at Mobile Mini’s website.
Mobile Mini, Inc. is North America’s leading provider of portable storage solutions through its total fleet of over 120,000 portable storage units and portable offices. The Company currently has 51 branches and operates in 30 states and one Canadian province. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.
This news release contains forward-looking statements, particularly regarding operating prospects, expansion opportunities and revenue and earnings estimates for 2006 and beyond, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.
(See Accompanying Tables)

Mobile Mini, Inc. News Release February 23, 2006	Page 6
Mobile Mini, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(in 000’s except earnings per share)
(includes effects of rounding)

	Three Months Ended	Three Months Ended
	December 31,	December 31,
	2005	2004
	Actual	Actual
Revenues:
Leasing	$53,165	$43,050
Sales	4,512	3,996
Other	204	135

Total revenues	57,881	47,181

Costs and expenses:
Cost of sales	2,747	2,507
Leasing, selling and general expenses	30,075	24,522
Depreciation and amortization	3,415	3,023

Total cost and expenses	36,237	30,052

Income from operations	21,644	17,129

Other income (expense):
Interest expense	(6,178)	(5,320)

Income before provision for income taxes	15,466	11,809
Provision for income taxes	5,631	4,724

Net income	$9,835	$7,085

Earnings per share:
Basic:	$0.65	$0.48

Diluted:	$0.63	$0.47

Weighted average number of common and common share equivalents outstanding:
Basic	15,230	14,628

Diluted	15,706	15,000

Number of shares outstanding	15,309	14,683

EBITDA	$25,059	$20,152

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Mobile Mini, Inc. News Release February 23, 2006	Page 7
Mobile Mini, Inc.
Condensed Consolidated Statements of Income (Audited)
(in 000’s except earnings per share)
(includes effects of rounding)

	Year Ended		Year Ended
	December 31,		December 31,
	2005	2005	2004
	Actual	Pro forma	Actual
Revenues:
Leasing	$188,578	$188,578	$149,856
Sales	17,499	17,499	17,919
Other	1,093	1,093	566

Total revenues	207,170	207,170	168,341

Costs and expenses:
Cost of sales	10,845	10,845	11,352
Leasing, selling and general expenses (1)	109,257	107,547	90,696
Depreciation and amortization	12,854	12,854	11,427

Total cost and expenses	132,956	131,246	113,475

Income from operations	74,214	75,924	54,866

Other income (expense):
Interest income	11	11	—
Other income (2)	3,160	—	—
Interest expense	(23,177)	(23,177)	(20,434)

Income before provision for income taxes	54,208	52,758	34,432
Provision for income taxes(3)	20,220	20,174	13,773

Net income	$33,988	$32,584	$20,659

Earnings per share:
Basic:	$2.28	$2.18	$1.43

Diluted:	$2.20	$2.11	$1.40

Weighted average number of common and common share equivalents outstanding:
Basic	14,934	14,934	14,487

Diluted	15,436	15,436	14,783

Number of shares outstanding	15,309	15,309	14,683

EBITDA	$90,239	$88,789	$66,293

(1)	Includes Hurricane Katrina related expense which represents our estimated damages resulting from the losses we sustained, primarily at our New Orleans, LA, branch, where operations were the most severely affected. The expense is offset by certain limited insurance reimbursements that have already been received under our insurance policies. Pro forma results exclude Hurricane Katrina expense of $1.7 million ($1.0 million after tax).

(2)	Other income represents net proceeds of a settlement agreement pursuant to which a third party reimbursed Mobile Mini for losses sustained in two lawsuits that arose in connection with the acquisition in April 2000 of a portable storage business in Florida. Pro forma results exclude other income of $3.2 million ($1.9 million after tax).

(3)	Income tax provision includes a $520,000 benefit, or $0.03 per diluted share, due to the recognition of certain state net operating loss carry forwards that were previously scheduled to expire in 2005 and 2006, that management now believes are recoverable. Management reached this conclusion due to the significantly improved results of operations achieved in 2005 and expected in 2006. Pro forma results exclude this tax benefit.
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Mobile Mini, Inc. News Release February 23, 2006	Page 8
Mobile Mini, Inc.
Condensed Consolidated Balance Sheets
(in 000’s except for share data)
(includes effects of rounding)

	December 31,	December 31,
	2005	2004
	(Audited)	(Audited)
ASSETS
Cash	$207	$759
Receivables, net	24,538	19,218
Inventories	23,490	17,323
Lease fleet, net	550,464	454,106
Property, plant and equipment, net	36,048	34,320
Deposits and prepaid expenses	7,669	7,165
Other assets and intangibles, net	6,230	6,126
Goodwill	56,311	53,129

Total assets	$704,957	$592,146

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$17,481	$8,900
Accrued liabilities	35,576	30,038
Line of credit	157,926	125,900
Notes payable	659	1,144
Senior Notes	150,000	150,000
Deferred income taxes	75,340	59,795

Total liabilities	436,982	375,777

Commitments and contingencies

Stockholders’ equity:
Common stock; $.01 par value, 95,000,000 shares authorized, 15,308,840 and 14,682,991 issued and outstanding at December 31, 2005 and December 31, 2004, respectively	153	147
Additional paid-in capital	139,750	122,934
Retained earnings	126,942	92,954
Accumulated other comprehensive income	1,130	334

Total stockholders’ equity	267,975	216,369

Total liabilities and stockholders’ equity	$704,957	$592,146

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Larry Trachtenberg, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Linda Latman (212) 836-9609
Mobile Mini, Inc.		www.theequitygroup.com
(480) 894-6311
www.mobilemini.com
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